UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2007

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California		90806
(Address of Principal Executive Offices)		(Zip Code)

(562) 733-5100
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

HCP, Inc. (“HCP”) is revising its historical financial statements to reflect additional properties in discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).  During the six months ended June 30, 2007, HCP classified 116 additional properties as held for sale in accordance with FAS 144 and has reported revenue, expenses and net gains from the sale of these properties as discontinued operations for each period presented. This reclassification has no effect on HCP’s reported net income available to common stockholders.

Accordingly, this Current Report on Form 8-K updates Items 6, 7 and 8 of HCP’s 2006 Annual Report on Form 10-K (“2006 10-K”) to reflect the additional properties classified as held for sale during the six months ended June 30, 2007. No attempt has been made to update matters in the 2006 10-K except to the extent expressly provided above.

Item 9.01 Financial Statements and Exhibits.

(d)                                Exhibits.  The following exhibits are being incorporated by reference herein or filed herewith:

23.1                                                                        Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

99.1                                                                        HCP’s updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, and Financial Statements and Supplementary Data for the year ended December 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: September 19, 2007	By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Attached as exhibits to this Form 8-K are the documents listed below:

23.1                        Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

99.1                        HCP’s updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Quantitative and Qualitative Disclosures About Market Risk, and Financial Statements and Supplementary Data for the year ended December 31, 2006